U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UNION ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

400 Madison Ave, Suite 11A
New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be Registered	Each Class is to be Registered
Units, each consisting of one ordinary share, one right and	New York Stock Exchange
one redeemable warrant

Ordinary shares, par value $0.0001 per share	New York Stock Exchange

Rights, each exchangeable into one-tenth of one ordinary	New York Stock Exchange
share

Redeemable warrants, each exercisable for one ordinary	New York Stock Exchange
share at an exercise price of $11.50 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-222744
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares, rights exchangeable into one-tenth of one ordinary share and redeemable warrants to purchase ordinary shares of Union Acquisition Corp. (the “Registrant”). The description of the units, ordinary shares, rights and redeemable warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on January 29, 2018, as amended from time to time (File No. 333-222744) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

3.1

Form of Amended and Restated Memorandum and Articles of Association (included in Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222744) filed on February 23, 2018).

4.1	Specimen Unit Certificate (included in Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222744) filed on February 23, 2018).
4.2	Specimen Ordinary Share Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222744) filed on February 8, 2018).
4.3	Specimen Warrant Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222744) filed on February 8, 2018).
4.4

Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222744) filed on February 23, 2018).

4.5	Specimen Right Certificate (included in Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222744) filed on February 23, 2018).
4.6

Form of Rights Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222744) filed on February 23, 2018).

4.7

Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222744) filed on February 8, 2018).

4.8

Form of Registration Rights Agreement among the Registrant and the security holders signatory thereto (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222744) filed on February 8, 2018)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNION ACQUISITION CORP.

Date: February 26, 2018	By: /s/ Kyle P. Bransfield
Kyle P. Bransfield
Chief Executive Officer